Filed Pursuant to Rule 424(b)(2)
Registration No. 333-278288

PROSPECTUS

Intuitive Machines, Inc.

Up to $100,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to an aggregate of $100,000,000 of our Class A Common Stock from time to time through Cantor, acting as our agent.

Sales of our Class A Common Stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Stock Market LLC (“Nasdaq”) or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and Cantor agree on any method of distribution other than the sale of shares of Class A Common Stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of Class A Common Stock to Cantor as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate terms agreement with Cantor, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to Cantor for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount up to 3.0% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 13 for additional information regarding the compensation to be paid to Cantor.

Our Class A Common Stock and public warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (“Public Warrants”) are listed on the Nasdaq under the symbols “LUNR” and “LUNRW,” respectively. On March 25, 2024, the closing price of our Class A Common Stock was $6.15 per share and the closing price of our Public Warrants was $1.61 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2024.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer up to $300,000,000 of Class A Common Stock. Under this prospectus, we may from time to time sell up to $100,000,000 of Class A Common Stock at prices and on terms to be determined by market conditions at the time of the offering. The $100,000,000 of Class A Common Stock that may be sold under this prospectus are included in the $300,000,000 of Class A Common Stock that may be sold under the registration statement.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Cantor have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus and the information incorporated herein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

When we refer to “Intuitive Machines,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Intuitive Machines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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TRADEMARKS

This prospectus and the documents incorporated by reference herein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.

Overview

We are a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. We believe we have a leading position in the development of lunar space operating in four business lines: Lunar Access Services, Lunar Data Services, Orbital Services, and Space Products and Infrastructure. We are initially focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth. We believe our business is well positioned for continued growth and expansion:

•        Right Now:    Servicing the National Aeronautics and Space Administration (“NASA”) and a worldwide set of commercial payload customers, working to provide access to the lunar surface, cislunar space and data transmission for science, technology, and infrastructure.

•        Tomorrow:    Working to provide a thriving, diverse lunar economy, creating new opportunities and markets to enable on-orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace.

We are currently working to provide access to the lunar surface and collect and transmit cislunar data for science, technology, and infrastructure. We are one of a select few companies servicing NASA and a worldwide set of commercial payload customers. We believe we have a strong position with a first mover advantage, as evidenced by three Commercial Lunar Payload Services (“CLPS”) awards to date as of December 31, 2023. On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed the vehicle further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions, along with additional expeditions, are in partnership with NASA, Nokia Corporation, Columbia Sportswear Company, Aegis Aerospace, Inc. and other commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.

Additionally, the U.S. Space Forces’ (the “Space Force”) requirement to ensure freedom of action in space is driving their initial focus on cislunar Space Domain Awareness sensors and xGEO Position Navigation and Timing solutions as a result of the ongoing efforts by the United States and the People’s Republic of China (“China”) to return to the lunar surface in a sustainable manner. We believe the U.S. Department of Defense funding for cislunar activities will drive the Space Force to rely on purchasing cislunar commercial services for the next five plus years, as opposed to acquiring and operating new government systems. This funding provides an opportunity for companies such as Intuitive Machines to sell Space Domain Awareness, Position Navigation and Timing, and secure communications to the Space Force, especially given that the commercial sector will be the driving force in providing cislunar products and services due to the capital that is flowing to new space entrants. This, along with other domestic and foreign allied policies, enhances our belief in the growing space economy and why we are well-positioned.

The Transactions

On September 16, 2022, we entered into a Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of Inflection Point Acquisition Corp. (“IPAX”), dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.” (the “Domestication”).

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a public warrant at an exercise price of $11.50 per share (“Public Warrant”); and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines OpCo appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of Class B Common Stock, having one vote per share and no economic rights, or Class C Common Stock, having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” in connection with the Domestication. Intuitive Machines, Inc. is a holding company whose principal assets are the Intuitive Machines OpCo Common Units it holds in Intuitive Machines OpCo.

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•        December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•        the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•        the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•        the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the reduced disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	Intuitive Machines, Inc.
Shares of Class A Common Stock Offered by Us	Up to $100,000,000 of Class A Common Stock.
Shares of Class A Common Stock Outstanding After this Offering

Up to 16,260,163 shares, assuming the sale of $100,000,000 of Class A Common Stock at an assumed offering price of $6.15 per share, which was the last reported sale price of our Class A Common Stock on the Nasdaq on March 25, 2024. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Manner of Offering

An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page 13 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.
Shares of Class A Common Stock Outstanding After this Offering	Our Class A Common Stock is listed on the Nasdaq under the symbol “LUNR.”
Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Nasdaq Symbol	“LUNR”

All information in this prospectus, unless otherwise indicated, related to the number of shares of our Class A Common Stock to be outstanding immediately after this offering and the other information based thereon is based on 51,080,059 shares of Class A Common Stock outstanding as of March 25, 2024 and does not reflect:

•        70,909,012 shares of Class A Common Stock issuable upon exchange of 70,909,012 Intuitive Machines OpCo Common Units and the related shares of Class C Common Stock that are held by certain Intuitive Machines Members;

•        1,858,791 shares of Class A Common Stock (as of March 25, 2024) issuable upon the conversion of 26,000 shares of Series A Preferred Stock that are held by the Series A Investors;

•        706,522 shares of Class A Common Stock (as of March 25, 2024) issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 per share;

•        21,930,384 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share;

•        8,301,560 shares of Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, issuable upon the exercise of the Conversion Warrants;

•        10,000,000 shares of Class A Common Stock issuable upon the exchange of 10,000,000 Intuitive Machine OpCo earn out units and the related shares of Class C Common Stock that may be issued to certain Intuitive Machines Members in connection with certain triggering events;

•        12,706,811 shares of Class A Common Stock reserved for future grant or issuance under the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan; and

•        1,520,040 shares of Class A Common Stock issuable upon exchange of 1,520,040 Intuitive Machines OpCo Common Units and the related shares of Class B Common Stock that may be issued to certain Intuitive Machines Members upon exercise of outstanding options to purchase such Intuitive Machines OpCo Common Units.

RISK Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, together with other information in this prospectus, the documents incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering and Our Class A Common Stock

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our Class A Common Stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

If you invest in our Class A Common Stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A Common Stock immediately after this offering. Our net tangible book value of our Class A Common Stock as of December 31, 2023 was approximately negative $53.419 million, or negative $2.54 per share. Net tangible book value per share of our Class A Common Stock is total tangible assets less our total liabilities divided by the number of shares of our Class A Common Stock outstanding as of December 31, 2023. On March 25, 2024, the last reported sale price of our Class A Common Stock was $6.15 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Common Stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Common Stock offered in this offering. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with Cantor and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by the Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.

We expect to continue to incur operating losses for the foreseeable future as we continue to expand and develop, and we may need additional capital from external sources. Accordingly, while we may from time-to-time raise gross proceeds of up to a maximum of $100,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell your shares of our Class A Common Stock for a price greater than that which you paid for it.

Sales of a significant number of shares of Class A Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Cantor, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock in any other “at the market offering” or continuous equity transaction prior to the later of (i) the sixtieth day immediately following the final settlement date with respect to shares sold pursuant to such placement notice and (ii) the termination of the Sales Agreement with Cantor. Therefore, it is possible that we could issue and sell additional shares of our Class A Common Stock in the public markets. We cannot predict the effect that future sales of our Class A Common Stock would have on the market price of our Class A Common Stock.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans relating to our first mission to the Moon, including the expected timing and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. These forward-looking statements reflect our predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus:

•        our reliance upon the efforts of the Board and key personnel to be successful;

•        our limited operating history;

•        our failure to manage our growth effectively;

•        competition from existing or new companies;

•        unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•        failure of the market for commercial spaceflight to achieve the growth potential we expect;

•        any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;

•        our customer concentration;

•        risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•        risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•        our reliance on a limited number of suppliers for certain materials and supplied components;

•        failure of our products to operate in the expected manner or defects in our products;

•        counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•        failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;

•        our failure to protect the confidentiality of our trade secrets and know how;

•        our failure to comply with the terms of third-party open source software our systems utilize;

•        our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;

•        the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts;

•        our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•        uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;

•        our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations; and

•        our public securities’ potential liquidity and trading.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that we are not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus and the documents incorporated herein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements.

Use of Proceeds

We may, from time to time, issue and sell up to $100,000,000 of our Class A Common under this prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A Common Stock after giving effect to this offering.

Our net tangible book value as of December 31, 2023 was approximately negative $53.419 million, or negative $2.54 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A Common Stock outstanding.

After giving effect to the assumed sale by us of up to $100,000,000 of Class A Common Stock at an assumed public offering price of $6.15 per share of Class A Common Stock, which was the last reported sale price of our Class A Common Stock on the Nasdaq on March 25, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $43.256 million, or $1.16 per share. This represents an immediate increase in net tangible book value of $3.70 per share to existing stockholders and immediate dilution of $2.65 per share to investors purchasing our Class A Common Stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:

Assumed public offering price per share of Class A Common Stock		$6.15
Net tangible book value per share as of December 31, 2023	$(2.54)
Increase in net tangible book value per share attributable to the offering	$3.70
As adjusted net tangible book value per share as of December 31, 2023 after giving effect to the offering		$1.16
Dilution per share to new investors participating in the offering		$2.65

The number of shares of our Class A Common Stock outstanding is based on an aggregate of 21,029,876 shares of our Class A Common Stock outstanding as of December 31, 2023, and excludes:

•        70,909,012 shares of Class A Common Stock issuable upon exchange of 70,909,012 Intuitive Machines OpCo Common Units and the related shares of Class C Common Stock that are held by certain Intuitive Machines Members;

•        5,557,384 shares of Class A Common Stock (as of December 31, 2023) issuable upon the conversion of 26,000 shares of Series A Preferred Stock that were originally issued to the Series A Investors;

•        706,522 shares of Class A Common Stock (as of December 31, 2023) issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 per share;

•        21,930,384 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share;

•        18,823,532 shares of Class A Common Stock (at an exercise price per share equal to $2.75 per share) issuable upon the exercise of the Initial PIPE Warrants and the New PIPE Warrants;

•        8,301,560 shares of Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, issuable upon the exercise of the Conversion Warrants;

•        10,000,000 shares of Class A Common Stock issuable upon the exchange of 10,000,000 Intuitive Machine OpCo earn out units and the related shares of Class C Common Stock that may be issued to certain Intuitive Machines Members in connection with certain triggering events;

•        12,706,811 shares of Class A Common Stock reserved for future grant or issuance under the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan; and

•        1,520,040 shares of Class A Common Stock issuable upon exchange of 1,520,040 Intuitive Machines OpCo Common Units and the related shares of Class B Common Stock that may be issued to certain Intuitive Machines Members upon exercise of outstanding options to purchase such Intuitive Machines OpCo Common Units.

To the extent that outstanding convertible securities or options are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued, including under the 2023 Long Term Omnibus Incentive Plan, and subsequently exercised or settled or we issue additional shares of Class A Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

plan of distribution

We have entered into the Sales Agreement with Cantor. Pursuant to this prospectus, we may offer and sell up to an aggregate of $100,000,000 of Class A Common Stock from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A Common Stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A Common Stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $225,000.

Settlement for sales of shares of our Class A Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of shares of Class A Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Cantor is being represented in connection with this offering by DLA Piper LLP (US), New York, New York.

Experts

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other things, the shares of Class A Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A Common Stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;

•        our Current Reports on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on February 8, 2023, February 10, 2023, February 14, 2023, February 15, 2023, June 23, 2023, September 6, 2023, December 26, 2023, January 11, 2024, January 16, 2024, January 30, 2024, February 1, 2024 and February 12, 2024; and

•        the description of our Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-40823) filed with the SEC on February 14, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Intuitive Machines, Inc.
13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
Attention: Corporate Secretary

Up to $100,000,000

Class A Common Stock

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PROSPECTUS

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April 3, 2024